AMENDMENT NO. 1 TO RESEARCH
                                    AGREEMENT

This Amendment No. 1 to Research Agreement ("Amendment") is made and entered into as of November 15, 2002 by and between BioCell Innovations ("Sponsor") and The University of Texas M.D. Anderson Cancer Center ("Institution"), a component of the University of Texas System ("System").

RECITALS

A. Sponsor and Institution entered into a Sponsored Laboratory Research Agreement dated May 15, 2002 (the "Agreement").

B. Sponsor and Institution wish to amend the terms of the Agreement as set forth below.

NOW, THEREFORE, it is hereby agreed as follows:

1. Section 2 of the Agreement shall be revised to read in its entirety as follows:

2. In consideration for performance of the Study by Institution, Sponsor shall pay Institution Forty Six Thousand Eight Hundred and Seventy Five and No/100 Dollars ($46,875.00) for Study expenses and other related costs. This amount, shown by approximate category of expense in Exhibit B attached hereto, is payable in installments as designated in each by Sponsor to Institution in the payment schedule provided.

2. Section 3.1 of the Agreement shall be revised to read in its entirety as follows:

3.1 This Agreement shall continue in force until the earlier of completion of the Study as mutually agreed upon by the parties or six (6) months from the date set forth above; provided, however, that either party may terminate the Agreement by giving thirty (30) days advance notice to the other.

2. Except as expressly provided in this Amendment, all other terms, conditions and provisions of the Agreement shall continue in full force and effect as provided therein.


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IN WITNESS WHEREOF, Sponsor and Institution have entered into this Amendment effective as of the date first set forth above.


BIOCELL INNOVATIONS            THE UNIVERSITY OF TEXAS
                               M.D. ANDERSON CANCER CENTER

By /s/                         By /s/
Richard Cole                   Leonard A. Zwelling, M.D., M.B.A.
President and CEO              Vice President for Research Administration

Date: November 15, 2002        Date: November 15, 2002



I have read this Amendment and understand my obligations hereunder:

                                   /s/
                                   Zeev Estrov, MD
                                   Principal Investigator

                                   /s/
                                   Moshe Talpaz, MD
                                   Chairman, Department of Bioimmunotherapy

                                   /s/
                                   Waun Ki Hong, MD
                                   Head, Division of Cancer Medicine


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                                    EXHIBIT B

      "EXPANSION AND DIFFERENTIATION OF BONE MARROW AND BLOOD STEM CELLS INTO
               DIFFERENT LINEAGES USING TISSUE CULTURE TECHNIQUES"


                                Payment Schedule:
                                -----------------


    Installment 1- $15,625.00 USD upon 30 days of execution of this Agreement

    Installment 2- $15,625.00 USD upon 60 days of execution of this Agreement

    Installment 3- $15,625.00 USD upon 90 days of execution of this Agreement